EXHIBIT 3.1.9


                    LIBERTY PROPERTY LIMITED PARTNERSHIP
                            PARTNERSHIP INTERESTS
                           AS OF DECEMBER 31, 2000




                                                  Number of
                                                 Partnership
Limited Partners                                  Interests       %
--------------------------------------------     -----------   -------
Balitsaris, Peter                                     58,542   0.0712%
Carr, Clai                                           138,000   0.1677%
Castorina, John                                       14,491   0.0176%
Denny, Joseph                                        260,250   0.3163%
Felix, Jill                                          195,043   0.2371%
Fenza, Robert                                        195,043   0.2371%
Fitzgerald, Ward                                      14,491   0.0176%
Gildea, Larry                                         93,319   0.1134%
Goldschmidt, Robert                                   22,895   0.0278%
Hagan, Michael                                        14,491   0.0176%
Hammers, David                                       241,673   0.2937%
Kiel, Bob                                             14,491   0.0176%
Kline, Earl                                           19,128   0.0232%
Lutz, Jim                                             37,312   0.0453%
Mazarrelli, James                                     14,491   0.0176%
Messaros, Sharron                                      7,245   0.0088%
Morrissey, Mary Beth                                  14,491   0.0176%
Price, Leslie                                        175,336   0.2131%
Reichert, Joseph                                      27,242   0.0331%
Rouse & Associates, Inc.                               5,506   0.0067%
Rouse, Willard                                       457,665   0.5563%
Trust for Congdon Children                            95,347   0.1159%
Trust for Hammers Children                            95,348   0.1159%
Trust for Mary Rouse                                  13,621   0.0166%
Trust for Anne Rouse                                  13,621   0.0166%
Trust for Rouse Younger Children                      81,726   0.0993%
Trust for Laurie Hammers                               5,506   0.0067%
Weitzmann, Mike                                       42,312   0.0514%
Liberty Special Purpose Trust                         10,574   0.0129%
Thomas, Rebecca                                        8,076   0.0098%
Trust J. Ryan Lingerfelt                              15,625   0.0190%
Trust Justin M. Lingerfelt                            15,625   0.0190%
Trust Daniel K. Lingerfelt                            15,625   0.0190%
Trust Catherine E. Lingerfelt                         15,625   0.0190%
Lingerfelt, Alan T.                                  317,500   0.3859%
Lingerfelt, L. Harold                                164,375   0.1998%
The James J. Carpenter Living Trust                   78,750   0.0957%
Lingerfelt, David L.                                  30,674   0.0373%
Ferguson, Morris U.                                    6,000   0.0073%
Lingerfelt, Carl C.                                   10,900   0.0132%
Wright, Murray H.                                      7,500   0.0091%
Latimer, Erle Marie                                   12,500   0.0152%
Mazel Investments LLC                                 28,025   0.0341%

                                                  Number of
                                                 Partnership
Limited Partners - Continued                      Interests       %
--------------------------------------------     -----------   -------
Stewart R. Stender                                    57,613   0.0700%
Robert C. Lux                                         57,612   0.0700%
Liberty Life Insurance Company                       466,980   0.5676%
Rouse & Associates Maryland Partnership               20,000   0.0243%
A. Carl Helwig                                       356,737   0.4336%
James J. Sunday                                       79,348   0.0964%
Charles J. Walters                                   290,723   0.3533%
Magaret A. Doyle                                      19,380   0.0236%
Stanford Baratz                                        9,044   0.0110%

Preferred Limited Partners
--------------------------------------------
Belair Real Estate Corporation                     1,235,000   1.5010%
Belcrest Realty Corporation                        2,565,000   3.1175%
Montebello Realty Corp.                              800,000   0.9723%

General Partner
--------------------------------------------
Liberty Property Trust - Preferred Units           5,000,000   6.0771%
Liberty Property Trust                                    GP  82.9071%
                                                             --------
Total Ownership                                              100.0000%

GP - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.